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                                   Exhibit 2.1

                            Articles of Incorporation

                           Houston Produce Corporation
                             filed December 28, 1988

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                                                              FILED
                                                       In the Office of the
                                                       Secrectary of Texas

                                                           DEC 28 1988

                                                       Corporations Section



                            ARTICLES OF INCORPORATION
                                       OF
                           HOUSTON PRODUCE CORPORATION


                                    PREAMBLE

     We, the undersigned natural persons, of the age of eighteen (18) years or more, acting as incorporators of a corporation under the Texas Business Corporation Act, do hereby adopt the following Articles of Incorporation for such corporation:

                                       I.
                                      NAME

     The name of the corporation is HOUSTON PRODUCE CORPORATION.

                                       II.
                                    DURATION

     The period of duration of the corporation is perpetual.

                                      III.
                                     PURPOSE

     The purposes for which the corporation is organized are to engage in any and all lawful business for which corporations may be incorporated under the Business Corporation Act of the State of Texas.

                                       IV.
                                     SHARES

     Preferred Shares Series "A" with Par Value.
     Preferred Shares Series "B" without Par Value.
     Preferred Shares Series "C" with Par Value.
     And Common Shares with Par Value.

     The corporation is authorized to issue four classes of shares to be designated respectively "Preferred Shares Series "A", "Preferred Shares Series "B", "Preferred Shares Series "C", and "Common Shares". The total number of Preferred Shares Series "A" the corporation is authorized to issue is 15,000,000 and the par value of each such share is $10.00. The total number of Preferred Shares Series "B" the corporation is authorized to issue is 100,000 and all such shares are without par value. The total number of Preferred Shares Series "C" the corporation is authorized to issue is 15,000,000 and the par value of each such share is $10.00. The total number of Common Shares the corporation is authorized to issue is 100,000 and par value of each such share is $1.00.


ARTICLES OF INCORPORATION  Page 1 of 8 Pages

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                          Dividends on Preferred Shares
                               Series "A" and "C"

     The holders of the preferred shares Series "A" and "C" shall be entitled to receive dividends out of any funds legally available therefor, at the rate of nine and one-half percent (9 1/2%) per annum of the par value thereof, and no more, payable in preference and priority to any payment of any dividend on common shares and payable in cash quarterly in the months of March, June, September and December, or otherwise, as the Board of Directors may from time to time determine. The right to such dividends on preferred shares shall not be cumulative, and no right shall accrue to the holders of such shares by reason of the Board's failure to pay or declare and set apart dividends thereon for any given period as herein provided.

           Noncumulative and Nonparticipating Liquidation Preferences

     On any voluntary or involuntary liquidation of the corporation, the holders of the preferred shares shall receive an amount equal to the par value of such shares plus any dividends declared and unpaid thereon, and no more, before any amount shall be paid to the holders of the common shares. If the assets of the corporation should be insufficient to permit payment to the preferred shareholders of their full preferential amounts as herein provided, then such assets shall be distributed ratably among the outstanding preferred shares. Subject to such preferential rights, the holders of the common shares shall receive, ratably, all remaining assets of the corporation. A consolidation or merger of the corporation with or into any other corporation, or a sale of all or substantially all of the assets of the corporation shall not be deemed a liquidation, dissolution, or winding up of the corporation within the meaning of this paragraph.

                                Redemption Clause

     (1) The corporation, at the option of the Board of Directors, may at any time redeem the whole, or from time to time redeem any part, of the Series "A" and/or Series "C" preferred shares but not Series "B" preferred shares outstanding by paying in cash or equivalent property value therefore the sum of $10.00 per share, [plus all dividends declared but unpaid] thereon as provided in this Article to and including the date of redemption, hereinafter referred to as the "redemptive price," and by giving to each Series "A" and/or Series "C" preferred shareholder of record at his last known address, as shown on the records of the corporation, at least twenty, but not more than fifty, day's prior notice personally or in writing, by mail, postage prepaid, stating the class or series or part of any class or series of shares to be redeemed and the date and plan of redemption, the redemptive price, and the place where the shareholders may obtain payment of the redemptive price on surrender of their respective share certificates, hereinafter called the "redemption notice." Should only a part of the outstanding preferred shares be redeemed, such redemption shall be effected by lot, or pro rata, as prescribed by the Board of Directors; provided, however, that no preferred shares shall be redeemed unless all accrued dividends on all outstanding preferred shares shall have been paid for all

ARTICLES OF INCORPORATION Page 2 of 8 Pages

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past dividend periods and full dividends for the current period on all outstanding preferred shares, except those to be redeemed, shall have been paid or declared and set apart for payment. On or after the date fixed for redemption, each holder of shares called for redemption shall, unless he shall have previously exercised his option to convert his preferred shares as provided in this Article, surrender his certificate for such shares to the corporation at the place designated in the redemption notice and shall thereupon be entitled to receive payment of the redemptive price. Should less than all the shares represented by any surrendered certificate be redeemed, a new certificate for the unredeemed shares shall be issued. If the redemption notice is duly given and if sufficient funds are available therefor on the date fixed for redemption, then, whether or not the certificates evidencing the shares to be redeemed are surrendered, all rights with respect to such shares shall terminate on the date fixed for redemption, except for the right of the holders to receive the redemption price, without interest, on surrender of their certificate therefor.

     (2) If, on or prior to any date fixed for redemption of preferred shares as herein provided, the corporation deposits with any bank or trust company in Texas, or any bank or trust company in the United States duly appointed and acting as transfer agent for the corporation, as a trust fund, a sum sufficient to redeem, on the date fixed for redemption thereof, the shares called for redemption, with irrevocable instructions and authority to the bank or trust company to publish the notice of redemption thereof, or to complete such publication if theretofore commenced, and to pay, on and after the date fixed for redemption or prior thereto, the redemptive price of the shares to their respective holders on surrender of their share certificates, then from and after the date of the deposit, even though such date may be prior to the date fixed for redemption, the shares so called shall be deemed to be redeemed and dividends on those shares shall cease to accrue after the date fixed for redemption. The deposit shall be deemed to constitute full payment of the shares to their holders and from and after the date of the deposit the shares shall be deemed to be no longer outstanding, and the holders thereof shall cease to be shareholders with respect to such shares and shall have no rights with respect thereto, except the right to receive from the bank or trust company payment of the redemptive price of the shares, without interest, on surrender of their certificates therefor, or the right to convert said shares to common stock as provided in this Article. Any money so deposited on account of the redemptive price of preferred shares converted after the making of the deposit shall be repaid to the corporation forthwith on the conversion of such preferred shares.

     (3) Shares redeemed by the corporation shall be restored to the status of authorized but unissued shares of the corporation.

     (4) Series "B" preferred shares shall not be redeemable.

                Conversion Rights of Series "B" Preferred Shares

     (1) The holder of any Series "B" preferred shares, shall at his option on delivery to the corporation of his written notice electing to convert said shares to common shares and on surrender at the office of the corporation or office of the transfer agent for such shares, duly endorsed


ARTICLES OF INCORPORATION  Page 3 of 8 Pages


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to the corporation, be entitled to receive ninety-nine one hundredths (.99)
share of common stock for each share of Series "B" preferred stock so converted.

     (2) Provided, however, that the number of common shares to be issued as provided in Subparagraph 1 of this Paragraph shall be adjusted by appropriate amendment of said Subparagraph 1 to take into account any and all increases or reduction in the number of outstanding common shares which may have accrued since the date of the first issuance of the Series "B" preferred shares by reason of a stock split, share dividend, merger, consolidation, or other capital change or reorganization affecting the number of outstanding common shares so as fairly and equitably to preserve so far as reasonably possible the original conversion rights of the preferred shares, and provided further that when such adjustment is required no notice of redemption shall be given until such amendment and adjustment shall have been accomplished.

     (3) Neither fractional shares, nor scrip or other certificates evidencing such shares, shall be issued by the corporation on conversion of the Series "B" preferred shares as herein provided, but the corporation shall pay in lieu therof the full value in cash to the holders who would but for this provision be entitled to receive such fractional shares.

     (4) Series "B" preferred shares so converted shall not be reissued.

     (5) The corporation shall at all times reserve and keep available out of its authorized but Unicode common shares solely for the purpose of effecting conversion of its Series "B" preferred shares the full number of common shares deliverable on conversion of all Series "B" preferred shares from time to time outstanding and shall obtain and keep in force such permits with the Texas Securities Commissioner or other appropriate authorities as may be required in order to enable it lawfully to issue and deliver such number of common shares.

          Voting Rights of Common Stock and Preferred Shares Series "B"

     Holders of common stock and Preferred Shares Series "B" stock in this corporation shall be entitled to one vote for each and every share standing in his, her or its name at any and all meetings of the stockholders of the corporation. The common stock shall be entitled as a class to elect one (1) of the directors of this corporation, and the Preferred Shares Series "B" stock shall be entitled as a class to elect two (2) of the directors of this corporation, so long as the By-Laws provide for three (3) directors. If the By-Laws provide for a different number of directors (but never less than one), the common stock shall be entitled to elect one less the Preferred Shares Series "B" stock, and the Preferred Shares Series 'B' stock shall be entitled to elect one or more directors than the common stock.

                        Restrictions on Preemptive Rights

     No holder of any shares of any class of stock of the corporation shall, as such holder, have any preemptive or preferential right to receive, purchase, or subscribe to (1) any unissued or treasury shares of any class of stock (whether now or hereafter authorized) of the corporation, (2) any obligations, evidences of indebtedness, or other securities of the

ARTICLES OF INCORPORATION  Page 4 of 8 Pages

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Corporation convertible into or exchangeable for, or carrying or accompanied by any rights to receive, purchase, or subscribe to, any such unissued or treasury shares, (3) any right of subscription to or to receive, or any warrant or option for the purchase of, any of the foregoing securities, (4) any other securities that may be issued or sold by the corporation, other than such (if any) as the Board of Directors of the corporation, in its sole and absolute discretion, may determine from time to time.

     No shareholder shall have the right to cumulate his votes at any election for directors of this corporation.

                              Transfer Restrictions

     Before there can be a valid sale or transfer of any of the shares of the corporation by any holder thereof, such holder shall first offer said shares to the corporation and then to the other holders of common shares in the following manner:

     (1) Such offering shareholder shall deliver a notice in writing by mail or otherwise, to the Secretary of the corporation stating the price, terms, and conditions of such proposed sale or transfer, the number of shares to be sold or transferred, and his intention to so sell or transfer such shares. Within thirty
(30) days thereafter, the corporation shall have the prior right to purchase such shares so offered at the price and on the terms and conditions stated in the notice; provided, however, that the corporation shall not at any time be permitted to purchase all of its outstanding voting shares. Should the corporation fail to purchase the shares at the expiration of the thirty (30) day period, or prior thereto decline to purchase the shares, the Secretary of the corporation shall, within five (5) days thereafter, mail or deliver to each of the other (common) shareholders of record a copy of the notice given by the shareholder to the Secretary. Such notice may be delivered to the shareholders personally, or may be mailed to them at their last known address as such address may appear on the books of the corporation. Within thirty (30) days after the mailing or delivering of the copies of the orders to the shareholders, any such shareholder or shareholders desiring to acquire any part or all of the shares referred to in the notice shall deliver by mail, or otherwise, to the Secretary of the corporation a written offer or offers, expressed to be acceptable immediately, to purchase a specified number of such shares at the price and on the terms stated in the notice. Each such offer shall be accompanied by the purchase price therefor with authorization to pay such price against delivery of the shares.

     (2) If the total number of shares specified in the offers to purchase exceeds the number of shares to be sold or transferred, each offering shareholder shall be entitled to purchase such proportion of such shares as the number of shares of the corporation which he holds bears to the total number of shares held by all shareholders desiring to purchase the shares.

     (3) If all the shares to be sold or transferred are not disposed of under such appointment, each shareholder desiring to purchase shares in a number in excess of his proportionate share, as provided above, shall be entitled to purchase such proportion of those shares which remain thus

ARTICLES OF INCORPORATION Page 5 of 8 Pages

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undisposed of, as the total number of shares which he holds bears to the total number of shares held by all of the shareholders desiring to purchase shares in excess of those to which they are entitled under such appointment.

     (4) If within said thirty (30) day period, the offer or offers to purchase aggregate less than the number of shares to be sold or transferred, the shareholder desiring to sell or transfer such shares shall not be obligated to accept any such offer or offers and may dispose of all of the shares referred to in his notice to any person or persons whomsoever; provided, however, that he shall not sell or transfer such shares at a lower price or on terms more favorable to the purchaser or transferee than those specified in his notice to the Secretary of the corporation.

                                Voting Rights of
                       Preferred Shares Series "A" and "C"

     Preferred Shares Series "A" and Series "C" shall have no voting rights except those granted by law. The holders of Common Stock and Preferred Shares Series "B" shall have the exclusive voting rights and powers, including the exclusive right to notice of shareholders meetings.

                                       V.
                                REQUIRED CAPITAL

     The corporation will not commence business until it has received for the issuance of its shares consideration of the value of One Thousand Dollars ($1,000.00), consisting of money, labor done, or property actually received, which sum is not less than One Thousand Dollars ($1,000.00).

                                       VI.
                           REGISTERED OFFICE AND AGENT

     The address of its registered office is 2001 Kirby Drive, Suite 1008, Houston, Texas 77019, and the name of its registered agent at such address is JAMES T. MAHAN.


                                      VII.
                    VOTING REOUIREMENTS FOR CORPORATE ACTIONS

     Subject to the Business Corporation Act of the State of Texas and as permitted by Article 9.08 of such Act, the decision to amend its Articles of Incorporation, to sell any and all of its assets, to enter into a corporate merger or acquisition, to issue securities, to dissolve the corporation or to take any action required by shareholders in accordance with such Act, may be made by the affirmative vote of shareholders owning at least fifty-one percent (51%) of the issued and outstanding shares of the common stock of the corporation at the time of voting.



ARTICLES OF INCORPORATION  Page 6 of 8 Pages

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                                       VII
                             INTERESTED TRANSACTIONS

     Except as may be otherwise provided in the Texas Business Corporation Act, no contract, act, or transaction of the corporation with any person or persons, firm, trust, or association, or any other corporation shall be affected or invalidated by the fact that any Director, officer, or shareholder of this corporation is a party to, or is interested in, such contract, act, or transaction, or in any way connected with any such person or persons, firm, trust, or association, or is a Director, officer, or shareholder of, or otherwise interested in, any such other corporation, nor shall any duty to pay damages on account of this corporation be imposed upon such Director, officer, or shareholder of this corporation solely by reason of such fact, regardless of whether the vote, action, or presence of any such Director, officer, or shareholder may be, or may have been, necessary to obligate this corporation on, or in connection with, such contract, act, or transaction, provided that, if such vote, action, or presence is, or shall have been, necessary, such interest or connection (other than an interest as a non-controlling shareholder of any such other corporation) be known or disclosed to the Board of Directors of this corporation.

                                       IX.
                                 INDEMNIFICATION

     Each Director and officer or former Director or officer or any person who may have served at the request of this corporation as a Director or officer of another corporation in which this corporation owns shares of capital stock or of which this corporation is a creditor (and their heirs, executors, and administrators) may be indemnified by the corporation against reasonable costs and expenses incurred by him in connection with any action, suit, or proceeding to which he may be made a party by reason of his being or having been such Director or officer, except in relation to any actions, suits, or proceedings in which he has been adjudged liable because of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his office, or in the event of a settlement, each Director and officer (and his heirs, executors, and administrators) may be indemnified by the corporation against payments made, including reasonable costs and expenses, provided that such indemnity shall be conditioned upon the prior determination by a resolution of two-thirds (2/3) of those members of the Board of Directors of the corporation who are not involved in the action, suit, or proceeding that the Director or officer has no liability by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his office, and provided further that if a majority of the members of the Board of Directors of the corporation are involved in the action, suit, or proceedings, such determination shall have been made by a written opinion of independent counsel. Amounts paid in settlement shall not exceed costs,


ARTICLES OF INCORPORATION  Page 7 of 8 Pages

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fees, and expenses which would have been reasonably incurred if the action, suit, or proceeding had been litigated to a conclusion. Such a determination by the Board of Directors, or by independent counsel, and the payments of amounts by the corporation on the basis thereof shall not prevent a shareholder from challenging such indemnification by appropriate legal proceedings on the grounds that the person indemnified was liable to the corporation or its security holders by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his office. The foregoing rights and indemnification shall not be exclusive of any other rights to which the officers and Directors may be entitled according to law.

                                       X.
                                    DIRECTORS

     The number of Directors constituting the initial Board of Directors is one
(1), and the name and address of the person who is to serve as Director until the first annual meeting of the shareholders or until his successor is elected and qualified is:

                              James S. Clifton, Jr.
                               24115 Griffin Lane
                              Houston, Texas 77449

                                       XI.
                                  INCORPORATORS

     The names and addresses of the incorporators which includes all of the initial subscribers to the corporation's shares and securities evidencing the right to acquire its shares are:

                              James S. Clifton, Jr.
                               24115 Griffin Lane
                              Houston, Texas 77449

     IN WITNESS WHEREOF, we have executed these Articles of Incorporation on this 27th day of December 1988.


                                            /s/ James S. Clifton, Jr.
                                            ------------------------------------
                                            JAMES S. CLIFTON, JR.

THE STATE OF TEXAS
COUNTY OF HARRIS

     I, the undersigned, a notary public, do hereby certify that on this 27th day of December 1988, personally appeared before me JAMES S. CLIFTON JR., who being by me first duly sworn, declared that he is the person who signed the foregoing document as incorporator, and that the statements therein contained are true.

                                            [ILLEGIBLE]
                                            ------------------------------------
                                            Notary Public, State of Texas
                                                           12-27-92


ARTICLES OF INCORPORATION  Page 8 of 8 Pages

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                                    [GRAPHIC]

                               The State of Texas

                               SECRETARY OF STATE
                          CERTIFICATE OF INCORPORATION

                                       OF

                           HOUSTON PRODUCE CORPORATION

                               Charter No. 1099120

     The undersigned, as Secretary of State of Texas, hereby certifies that Articles of lncorporation for the above corporation duly signed pursuant to the provisions of the Texas Business Corporation Act, have been received in this Office and are found to conform to law.

     ACCORDINGLY the undersigned, as such Secretary of State, and by virtue of the authority vested in the Secretary by law, hereby issues this Certificate of Incorporation and attaches hereto a copy of the Articles of Incorporation.

     Issuance of this Certificate of Incorporation does not authorize the use of a corporate name in this State in violation of the rights of another under the federal Trademark Act of 1946, the Texas trademark law, the Assumed Business or Professional Name Act, or the common law.

Dated Dec. 28 1988


[SEAL OF THE
STATE OF TEXAS]


                                           /s/ [ILLEGIBLE]
                                           ------------------------------------
                                                              Secretary of State